Exhibit 99.1

NEWS RELEASE

IR Contact: Bob Gray Valence Technology, Inc. 512.527.2921 investor@valence.com	PR Contact: Jeff Fox The Blueshirt Group 415.828.8298 jeff@blueshirtgroup.com

Canadian Appeals Court Rules in Valence’s Favor on
Patent Infringement Lawsuit

Validates Key Carbothermal Reduction Technology

AUSTIN, Texas, August 18, 2011 (BUSINESS WIRE) -- Valence Technology, Inc. (NASDAQ: VLNC), a leading U.S. based global manufacturer of advanced energy storage solutions, prevailed in the appeal of a patent infringement lawsuit regarding the Company’s carbothermal reduction technology.

The Canadian lawsuit was filed against Phostech Lithium, Inc. on January 31, 2007.  Valence received a favorable judgment by the Trial Court this past February which was subsequently appealed by Phostech. Canada’s Federal Court of Appeal heard the appeal the week of June 6, 2011 and yesterday ruled in Valence’s favor, dismissing the appeal with costs. The Federal Court of Appeal affirmed the lower court’s finding of Phostech’s infringement of Valence’s carbothermal reduction Canadian patent, number 2,395,115 and found Valence’s Patents 2,395,115 and 2,466,366 valid. The injunction ordered by the trial court is reinstated, which bars Phostech from making, using and selling cathode materials made by Valence’s patented process. Valence is entitled to reasonable compensation and costs for the trial and subsequent appeal, as well as an election of either an accounting of profits or damages. The determination of damages and costs will be dealt with in a separate Court proceeding.

“We are very pleased the Canada Federal Court of Appeal agreed with Justice Johanne Gauthier’s February ruling. Our lithium phosphate technology delivers the superior performance, safety and cycle life today’s commercial applications demand. Furthermore, as our global patent estate grows, we will continue to vigorously protect our worldwide intellectual property,” stated Valence president and chief executive officer Robert L. Kanode.

About Valence Technology, Inc.
Valence Technology is a global leader in the development and manufacture of safe, long-life lithium iron magnesium phosphate advanced energy storage solutions and integrated command and control logic. Headquartered in Austin, Texas, Valence enables and powers some of the world’s most innovative and environmentally friendly applications, ranging from commercial electric vehicles to industrial and marine equipment. Valence Technology today offers a proven technology and manufacturing infrastructure that delivers ISO-certified products and processes that are protected by an extensive global patent portfolio. In addition to the corporate headquarters in Texas, Valence Technology has its Research & Development Center in Nevada, its Europe/Asia Pacific Sales office in Northern Ireland and global fulfillment centers in North America and Europe. Valence Technology is traded on the NASDAQ Capital Market under the ticker symbol “VLNC.” For more information, visit www.valence.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our statements regarding delivering the superior performance, safety and cycle life today’s commercial applications demand and continuing to develop and protect our worldwide patent estate. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors including the outcome of any future litigation regarding our intellectual property, our ability to effectively protect our intellectual property rights in Canada and other countries, our ability to further develop our intellectual property rights including our patent portfolio and the actual performance characteristics of our products. In addition, patents are geographically territorial and a decision on Canadian patents generally affects the acts of making, using, selling and importing products utilizing such technology in Canada. Other risk factors that could affect our actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended March 31, 2011, and our Quarterly Reports on Form 10-Q, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.
SOURCE: Valence Technology, Inc.

Copyright Business Wire 2011

###